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Exhibit 10.50

EXECUTION VERSION

GENERAL SECURITY AGREEMENT

        This General Security Agreement (this "Agreement"), dated as of January 26, 2004 is entered into by and among Aegis Communication Group, Inc., a Delaware corporation, with its chief executive office at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063, individually (in such capacity, "Parent") and as administrative agent (in such capacity, the "Administrative Obligor") for the Obligors (as defined below) and certain of Parent's subsidiaries signatory hereto (collectively, with Parent, the "Obligors") in favor of Wilmington Trust Company, a Delaware banking corporation, as agent for the Investors (as defined below):

        The parties agree as follows:

1.     DEFINITIONS AND CONSTRUCTION.

  1.1 Definitions.

        As used in this Agreement, the following terms shall have the following definitions:

          "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

          "Agent" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as collateral agent for the Investors, and any successor thereto.

          "Agent's Liens" means the Liens granted by Obligors or their Subsidiaries to Agent under this Agreement or the other Investor Documents.

          "Agent-Related Persons" means "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

          "Agreement" has the meaning set forth in the preamble to this Agreement.

          "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

          "Books" means all of Obligors' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Obligors' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York.

          "Code" means the New York Uniform Commercial Code, as in effect from time to time.

          "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted under any of the Investor Security Agreements.

          "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Commercial Tort Claim Assignments" has the meaning set forth in Section 2.4(b).

          "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by any Obligor, Agent (or, prior to the Discharge of Senior Lender Claims, Lender Agent), and the applicable securities intermediary (with respect to a Securities Account) or a bank (with respect to a Deposit Account).

          "Customer Contract" means a contract for the provision of services by the Parent of any of its Subsidiaries.

          "DB" means Deutsche Bank AG—London, a German aktiengesellschaft, acting through DB Advisors, LLC as investment advisor.

          "Discharge of Senior Lender Claims" has the meaning ascribed to that term in the Intercreditor Agreement.

          "Equipment" means equipment (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "Essar" means Essar Global Limited, a company organized under the laws of Mauritius.

          "Event of Default" has the meaning set forth in Section 8.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

          "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Guaranty" means the Subsidiary Guaranty, dated as of November 5, 2003, made by the Obligors other than Parent and EBA Direct, Inc. in favor of the Investors, as amended by

  Amendment No. 1 to Subsidiary Guaranty, dated as of January 26, 2004, made by the Obligors other than Parent and EBA Direct, Inc. in favor of the Investors.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, such Person's assets that would be treated as intangibles under GAAP.

          "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement of even date herewith by and between Lender Agent, Agent and the Investors, a copy of which is attached hereto as Exhibit A.

          "Inventory" means inventory (as that term is defined in the Code).

          "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "Investor" means, individually, DB or Essar and its successors and assigns as to its Investor Note and "Investors" means, collectively, DB and Essar and their respective successors and assigns as to their respective Investor Notes.

          "Investor Documents" means, collectively, the Investor Notes and the Investor Security Agreements and the Guaranty.

          "Investor Expenses" means all (a) fees or charges paid or incurred by Agent in connection with Agent and the Investors' transactions with Obligors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (b) charges paid or incurred by Agent resulting from the dishonor of checks, (c) reasonable costs and expenses paid or incurred by Agent and the Investors to correct any default or enforce any provision of the Investor Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (d) reasonable costs and expenses of third party claims or any other suit paid or incurred by Agent and the Investors in enforcing or defending the Investor Documents or in connection with the transactions contemplated by the Investor Documents or the Investor Group's relationship with any Obligor or any Subsidiary of an Obligor, and (e) Agent's and each Investor's reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor or any Subsidiary of an Obligor or in exercising rights or remedies under the Investor Documents), or defending the Investor Documents, irrespective of whether suit is brought, or in taking any remedial action concerning the Collateral permitted under the terms of the Investor Notes.

          "Investor Group" means Agent and the Investors.

          "Investor Notes" means, collectively, the promissory notes issued by Parent and purchased by the Investors pursuant to the Purchase Agreement.

          "Investor Security Agreements" means, collectively, this Agreement, the Stock Pledge Agreement, dated as of January 26, 2004, between the Obligors, the Agent and the Investors, the Trademark Collateral Assignment and Security Agreement, dated as of January 26, 2004, between the Obligors and the Agent and the Copyright Collateral Assignment and Security Agreement, dated as of January 26, 2004, between the Obligors and the Agent.

          "Lender Agent" means WFF, in its capacity as the agent for the Lenders under one or more of the Lender Agreements.

          "Lender Agreements" means the Loan and Security Agreement, dated as of January 26, 2004, by and among the Parent, its subsidiaries that are signatories thereto, WFF, as agent and administrative lender, and the other lenders that is a signatory to that agreement and each other agreement, instrument and document to which one or more of the Obligors and one or more of WFF and the Lenders are parties entered into and executed pursuant to such Loan and Security Agreement.

          "Lenders" means WFF, in its capacity as a lender under, and each other lender that is a party to, the Loan and Security Agreement, dated as of January 26, 2004, by and among the Parent, its subsidiaries that are signatories thereto, WFF, as agent and administrative lender, and the other lenders that are signatories to that agreement.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

          "Obligations" means any and all amounts owing from time to time under the Investor Documents, including principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities, obligations (including any indemnification obligations), fees, charges, costs, Investor Expenses (including any expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), guaranties, covenants and duties of any kind and description owing by the Obligors to the Investor Group pursuant to or evidenced by the Investor Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Investor Expenses that Obligors are required to pay or reimburse by the Investor Documents, by law or otherwise. Any reference in this Agreement or in the Investor Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

          "Obligors" have the respective meanings set forth in the preamble to this Agreement.

          "Obligor Collateral" means all of each Obligor's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a)   all of its Accounts,

            (b)   all of its Books,

            (c)   all of its commercial tort claims,

            (d)   all of its Deposit Accounts,

            (e)   all of its Equipment,

            (f)    all of its General Intangibles,

            (g)   all of its Inventory,

            (h)   all of its Investment Property (including all of its securities and Securities Accounts),

            (i)    all of its Negotiable Collateral,

            (j)    money or other assets of such Obligor that now or hereafter come into the possession, custody, or control of any member of the Investor Group or the Lender Group, and

            (k)   the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, statutory trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Pro Rata Share" means, as to each Investor, the proportion that the original principal amount of the Investor Note payable to that Investor is of the aggregate original principal amount of all Investor Notes.

          "Purchase Agreement" means that certain Note and Warrant Purchase Agreement by and between Parent and the Investors dated as of November 5, 2003.

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Obligor or a Subsidiary of any Obligor and the improvements thereto.

          "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "WFF" means Wells Fargo Foothill, Inc., a California corporation.

        1.2   Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

        1.3   Construction. Unless the context of this Agreement or any other Investor Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Investor Security Agreement refer to this Agreement or such other Investor Security Agreement, as the case may be, as a whole and not to any particular provision of this Agreement or such other Investor Security Agreement, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Investor Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Investor Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

2.     CREATION OF SECURITY INTEREST.

        2.1   Grant of Security Interest. Each Obligor hereby grants to Agent, for the benefit of the Investors, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Obligor Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Investor Documents and in order to secure prompt performance by Obligors of each of their covenants and duties under the Investor Documents. The Agent's Liens in and to the Obligor Collateral shall attach to all Obligor Collateral without further act on the part of Agent or Obligors. Anything contained in this Agreement or any other Investor Security Agreement to the contrary notwithstanding, except for Permitted Dispositions (as defined in the Investor Notes), Obligors and their Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

        2.2   Negotiable Collateral. In the event that any Obligor Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Obligor, immediately upon the request of Agent, shall, subject to and in accordance with the provisions of Section 8.10, endorse and deliver physical possession of such Negotiable Collateral to Agent.

        2.3   Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Obligors that the Obligors' Accounts, chattel paper or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Obligors' Accounts, chattel paper or General Intangibles directly. Each Obligor agrees that it will hold in trust for the Investor Group, as the Investor Group's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by such Obligor or its Subsidiaries.

        2.4   Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

          (a)   Obligors authorize Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Investor Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Obligors where permitted by applicable law. Obligors hereby ratify the filing of any financing statement filed without the signature of Obligors prior to the date hereof.

          (b)   If Obligors or their Subsidiaries acquire any commercial tort claims after the date hereof, Obligors shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which the applicable Obligor or its Subsidiary shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment").

          (c)   At any time upon the request of Agent, Obligors shall execute or deliver to Agent and shall cause their Subsidiaries to execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Obligors and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Investor Documents. To the maximum extent permitted by applicable law, each Obligor authorizes Agent to execute any such Additional Documents in the applicable Obligor's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Obligors shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by any Obligor or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Obligors or their Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of a Obligor's or a Subsidiary of a Obligor's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Investor Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

          (d)   Notwithstanding any other provision of this Agreement, it shall be the responsibility and obligation of the Obligors to execute all documents and to make any filings and perform any other actions necessary to evidence, perfect and maintain the security interest in the Collateral granted pursuant to this Agreement, except that, with respect to such security interest in any part of the Collateral that is to be perfected by possession, if the Obligors have delivered such part of the Collateral into the possession of, if prior to the Discharge of the Senior Lender Claims occurs, Lender Agent or, thereafter, Agent, the Obligors shall not be responsible for the failure of Lender Agent or Agent to maintain possession of such part of the Collateral so delivered unless Lender

  Agent or Agent ceases to have possession of such part of the Collateral as a result of an action taken by an Obligor that such Obligor is not permitted to take under the terms of this Agreement or applicable law.

        2.5   Power of Attorney. Each Obligor hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Obligor's true and lawful attorney, with power to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of such Obligor on any of the documents described in Section 2.4 for the purposes provided for in Section 2.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Obligor's name on any invoice or bill of lading relating to the Obligor Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Obligors' or their Subsidiaries' Accounts, (d) endorse such Obligor's name on any of its payment items (including all of its Collections) that may come into the Investors' possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Obligors' or their Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Obligor's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Investors' obligations to extend credit hereunder are terminated.

        2.6   Right to Inspect. Agent and each Investors (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Obligors' and their Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

        2.7   Control Agreements. Obligors agree that they will not, and will not permit their Subsidiaries to, transfer assets out of any of their Deposit Accounts (other than any Deposit Account that is a payroll account for any Obligor or the account from which any payroll or other similar taxes are payable by any Obligor to the extent of the payment of payrolls and such payroll and taxes) or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Obligors and their Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Investor Documents and, if the transfer is to another bank or securities intermediary, so long as the applicable Obligor or Subsidiary, Agent, and the substitute bank or securities intermediary have entered into a Control Agreement. Obligors agree that they will and will cause their Subsidiaries to take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Obligors without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account (other than any Deposit Account that is a payroll account for any Obligor or the account from which any payroll or other similar taxes are payable by any Obligor to the extent of the payment of payrolls and such payroll and taxes) or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the account of Agent designated in Schedule 1 hereto.

3.     EVENTS OF DEFAULT.

        The occurrence or existence of any Event of Default under and as defined in Annex A to the Investor Notes is referred to herein as an "Event of Default" and collectively as the "Events of Default."

4.     RIGHTS AND REMEDIES.

        4.1   Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Investors (at the election of all of the Investors but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Investors (and Agent, acting upon the instructions of the all of the Investors, shall do the same on behalf of the Investors), all of which are authorized by Obligors:

          (a)   Declare all Obligations immediately due and payable pursuant to and in accordance with the terms of the Investor Notes;

          (b)   Settle or adjust disputes and claims directly with Obligors' Account Debtors for amounts and upon terms which Agent considers advisable;

          (c)   Cause Obligors to hold all of their returned Inventory in trust for the Investors and segregate all such Inventory from all other assets of Obligors or in Obligors' possession;

          (d)   Without notice to or demand upon any Obligor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Obligor agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Obligor authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Obligors' owned or leased premises, each Obligor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Investors' rights or remedies provided herein, at law, in equity, or otherwise;

          (e)   Without notice to any Obligor (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Obligor held by the Investors (including any amounts received in the Cash Management Accounts) (other than payroll accounts of any Obligor or any Subsidiary of a Obligor and accounts from which payroll taxes or other similar taxes are paid by a Obligor or any Subsidiary of a Obligor to the extent of such taxes), or (ii) Indebtedness at any time owing to or for the credit or the account of any Obligor held by the Investors;

          (f)    Hold, as cash collateral, any and all balances and deposits of any Obligor held by the Investors to secure the full and final repayment of all of the Obligations;

          (g)   Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Obligor Collateral. Each Obligor hereby grants to Agent a license or other right to use, without charge, such Obligor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Obligor Collateral, in completing production of, advertising for sale, and selling any Obligor Collateral and such Obligor's rights under all licenses and all franchise agreements shall inure to the Investors' benefit;

          (h)   Sell the Obligor Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Obligors' premises) as Agent determines is commercially reasonable. It is not necessary that the Obligor Collateral be present at any such sale;

          (i)    Investor Group shall give notice of the disposition of the Obligor Collateral as follows:

            (i)    Investor Group shall give Administrative Obligor (for the benefit of the applicable Obligor) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Obligor Collateral, the time on or after which the private sale or other disposition is to be made; and

            (ii)   The notice shall be personally delivered or mailed, postage prepaid, to Administrative Obligor as provided in Section 5, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Obligor Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (l)    Agent, on behalf of the Investors, may credit bid and purchase at any public sale;

          (m)  Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Obligor Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

          (n)   The Investors shall have all other rights and remedies available to them at law or in equity pursuant to any other Investor Documents; provided, however, that upon the occurrence of any Event of Default described in Section 4.4 or Section 4.5 of Annex A to the Investor Notes, in addition to the remedies set forth above, without any notice to Obligors or any other Person or any act by the Investors, the Obligations then outstanding, together with all accrued and unpaid interest thereon, and all fees and all other amounts due under this Agreement and the other Investor Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Obligors.

        4.2   Remedies Cumulative. The rights and remedies of the Investor Group under this Agreement, the other Investor Documents, and all other agreements shall be cumulative. The Investor Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Investor Group of one right or remedy shall be deemed an election, and no waiver by the Investor Group of any Event of Default shall be deemed a continuing waiver. No delay by the Investor Group shall constitute a waiver, election, or acquiescence by it.

5.     NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by Obligors or Agent to the other relating to this Agreement or any other Investor Security Agreement shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Obligor or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Obligors in care of Administrative Obligor or to Agent, as the case may be, at its address set forth below:

If to Administrative Obligor:	AEGIS COMMUNICATIONS GROUP, INC. 7880 Bent Branch Drive Suite 150 Irving, Texas 75063
Attn:
Fax No. 678.433.6502
with copies to:	HUGHES & LUCE, LLP 1717 Main Street Suite 2800 Dallas, Texas 75201 Attn: David G. Luther, Esq. Fax No. 214.939.5849
If to Agent:	WILMINGTON TRUST COMPANY 1100 North Market Street Rodney Square North Wilmington, DE 19896 Attn: Corporate Trust Administration Telecopy No.: (302) 636-4140
with copies to:	DB ADVISORS LLC 280 Park Avenue New York, New York 10017 Fascimile: (212) 797-4562 Attention: Counsel
Essar Global Limited C/o Essar Group 145 E. 48th Street (PH) New York, New York 10017 Facsimile: (212) 758-5860 Attention: Madhu Vuppuluri
Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 Facsimile: (212) 848-7179 Attention: Stephen M. Besen, Esq.

        Agent and Obligors may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 5, other than notices by Agent in connection with enforcement rights against the Obligor Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Obligor acknowledges and agrees that notices sent by the Investor Group in connection with the exercise of enforcement rights against Obligor Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

6.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        (a)   THE VALIDITY OF THIS AGREEMENT AND THE OTHER INVESTOR DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER INVESTOR SECURITY AGREEMENT IN RESPECT OF SUCH OTHER INVESTOR SECURITY AGREEMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        (b)   THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER INVESTOR DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY OBLIGOR COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH OBLIGOR COLLATERAL OR OTHER PROPERTY MAY BE FOUND. OBLIGORS AND THE INVESTOR GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6(b).

        (c)   OBLIGORS AND THE INVESTOR GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE INVESTOR DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. OBLIGORS AND THE INVESTOR GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.     AMENDMENTS; WAIVERS.

        7.1   Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Investor Document, and no consent with respect to any departure by Obligors therefrom, shall be effective unless the same shall be in writing and signed by all of the Investors (or by Agent at the written request of all of the Investors) and Administrative Obligor (on behalf of all Obligors) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Investors affected thereby and Administrative Obligor (on behalf of all Obligors) and acknowledged by Agent, do any of the following:

          (a)   postpone or delay any date fixed by this Agreement or any other Investor Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Investor Document,

          (b)   amend or modify this Section or any provision of the Agreement providing for consent or other action by all Investors,

          (c)   release Collateral other than as permitted by Section 8.8,

          (d)   contractually subordinate any of the Agent's Liens,

          (e)   release any Obligor from any obligation for the payment of money,

          (f)    amend any of the provisions of Section 8; or

          (g)   amend any of the provisions of the Intercreditor Agreement.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent or an Investor affect the rights or duties of Agent or that Investor under this Agreement or any other Investor Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Investor Document that relates only to the relationship of the Investor Group among themselves, and that does not affect the rights or obligations of Obligors, shall not require consent by or the agreement of Obligors.

        7.2   No Waivers; Cumulative Remedies. No failure by any member of the Investor Group to exercise any right, remedy, or option under this Agreement or, any other Investor Document, or delay by any member of the Investor Group in exercising the same, will operate as a waiver thereof. No waiver by any member of the Investor Group will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Investor on any occasion shall affect or diminish Agent's and each Investor's rights thereafter to require strict performance by Obligors of any provision of this Agreement. Agent's and each Investor's rights under this Agreement and the other Investor Documents will be cumulative and not exclusive of any other right or remedy that any member of the Investor Group may have.

8.     THE INVESTOR GROUP.

        8.1   Appointment and Authorization of Agent. Each Investor hereby designates and appoints Wilmington Trust Company as its representative under this Agreement and the other Investor Security Agreements Documents and each investor hereby irrevocably authorizes Agent to execute and deliver each of the other Investor Security Agreements on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Investor Security Agreement and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Investor Security Agreement, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 8. The provisions of this Section 8 are solely for the benefit of Agent and the Investors, and Obligors and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Investor Security Agreement notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Investor Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Agent is merely the representative of the Investors, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Investor Security Agreements. Without limiting the generality of the foregoing, or of any other provision of the Investor Security Agreement that provides rights or powers to Agent, Investors agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Obligors and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Investor Security Agreement, (c) exclusively receive, apply, and distribute the Collections of Obligors and their Subsidiaries as provided in the Investor Documents, (d) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Investor Security Agreements for the foregoing purposes with respect to the Collateral and the Collections of Obligors and their Subsidiaries, (e) perform, exercise, and enforce any and all other rights and remedies of the Investors with respect to Obligors, the Obligations, the Collateral, the Collections of Obligors and their Subsidiaries, or otherwise related to any of same as provided in the Investor Documents, and (g) incur and pay such Investor Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Investor Security Agreements.

        8.2   Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Investor Security Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

        8.3   Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Investor Security Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Investors for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer or director thereof, contained in this Agreement or in any other Investor Document, any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Investor Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Investor Document, or for any failure of any Obligor or any other party to any Investor Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Investor Document, or to inspect the Books or properties of Obligors or the books or records or properties of any of Obligors' Subsidiaries or Affiliates.

        8.4   Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Obligors or counsel to any Investor), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Investor Security Agreement unless Agent shall first receive such advice or concurrence of the Investors as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Investors against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Investor Security Agreement in accordance with a request or consent of the Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors.

        8.5   Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Investors and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Investor or Parent referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Investors of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Investor obtains actual knowledge of any Event of Default, such Investor promptly shall notify the other Investors and Agent of such Event of Default. Subject to Section 8.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by all of the Investors in accordance with Section 4; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        8.6   Costs and Expenses; Indemnification. Agent may incur and pay Investor Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Investor Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Obligors are obligated to reimburse Agent or Investors for such expenses pursuant to any Investor Document or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Obligors and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Investors. In the event Agent is not reimbursed for such costs and expenses from the Collections of Obligors and their Subsidiaries received by Agent, each Investor hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Investor's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Investors shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Obligors and without limiting the obligation of Obligors to do so), according to their Pro Rata Shares, from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Investor Documents, or the transactions contemplated hereby or thereby or the monitoring of Obligors' and their Subsidiaries' compliance with the terms of the Investor Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Investor Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that no Investor shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Investor be liable for the obligations of any Defaulting Investor in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Investor shall reimburse Agent upon demand for such Investor's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Investor Security Agreement, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Obligors. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

        8.7   Successor Agent. Agent may resign as Agent upon 45 days notice to the Investors. If Agent resigns under this Agreement, the Investors shall appoint a successor Agent for the Investors. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Investors, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Investors may agree in writing to remove and replace Agent with a successor Agent from among the Investors. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Investors shall perform all of the duties of Agent hereunder until such time, if any, as the Investors appoint a successor Agent as provided for above.

        8.8   Collateral Matters.

          (a)   The Investors hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the payment and satisfaction in full by Obligors of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Obligor certifies to Agent that the sale or disposition is permitted under Section 3.4 of Annex A of the Investor Notes or the Investor Security Agreements (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Obligor or its Subsidiaries owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Obligor or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of the Investors. Upon request by Agent or Administrative Obligor at any time, the Investors will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 8.8, provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Obligors in respect of) all interests retained by Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b)   Agent shall have no obligation whatsoever to any of the Investors to assure that the Collateral exists or is owned by Obligors or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Investor Security Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Investors and that Agent shall have no other duty or liability whatsoever to any Investors as to any of the foregoing, except as otherwise provided herein.

        8.9   Restrictions on Actions by Investors; Sharing of Payments.

          (a)   Each of the Investors agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Investor to Obligors or any deposit accounts of Obligors now or hereafter maintained with such Investor. Each of the Investors further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b)   If, at any time or times any Investor shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Investor from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Investor's ratable portion of all such distributions by Agent, such Investor promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Investors and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Investors so that such excess payment received shall be applied ratably as between the Investors in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        8.10 Agency for Perfection. Agent hereby appoints WFF and each Investor as its agent (and each Investor hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. It is understood WFF that WFF will hold any such assets on which the Agent's Liens exist until after the Discharge of the Senior Lender Claims. Should any Investor obtain possession or control of any such Collateral, such Investor shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to WFF or, after the Discharge of the Senior Lender Claims, Agent or in accordance with Agent's instructions.

        8.11 Concerning the Collateral and Related Investor Documents. Each Investor authorizes and directs Agent to enter into this Agreement and the other Investor Security Agreements. Each Investor agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Investor Security Agreements relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Investors.

        8.12 Several Obligations; No Liability. Nothing contained herein shall confer upon any Investor any interest in, or subject any Investor to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Investor. Except as provided in Section 8, no Investor shall have any liability for the acts or any other Investor.

9.     GENERAL PROVISIONS.

        9.1   Effectiveness. This Agreement shall be binding and deemed effective when executed by Obligors, Agent and each Investor whose signature is provided for on the signature pages hereof.

        9.2   Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

        9.3   Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, the Investors or Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

        9.4   Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        9.5   Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 7.1.

        9.6   Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        9.7   Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Investors or an Investor of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Investors or an Investor is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Investors or an Investor is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Investor or Investors related thereto, the liability of Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        9.8   Integration. This Agreement, together with the other Investor Documents and the Intercreditor Agreement, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof or oral agreements made contemporaneously herewith.

10.   RIGHTS OF THE LENDER AGENT AND LENDERS.

        The security interest granted hereby and in the other Investor Security Agreements and the rights and privileges of the Investor Group, including the right to the payment of principal, interest and any other amounts owing to the Investors under the Investor Notes or to the Investor Group under the other Investor Documents, and the Agent's Liens shall be subject and subordinate, in all respects, to the rights of the Lender Agent and the Lenders and the security interest and other Liens of the Lender Agent and Lenders in the Obligor Collateral under the Lender Agreements in accordance with the terms of the Intercreditor Agreement. Notwithstanding anything contained in any other section of this Agreement or in any other Investor Document to the contrary, no member of the Investor Group may exercise any right, power or privilege granted to it or arising under this Agreement, or require any

Obligor to take any action, with respect to the Obligor Collateral other than with respect to the perfection of the security interest in the Obligor Collateral granted to Agent hereunder, including under any power of attorney granted hereunder, until after the Discharge of the Senior Lender Claims or as otherwise permitted under the Intercreditor Agreement. The Lender Agent and the Lenders shall be third party beneficiaries of this provision as if they were named parties to and signatories of this Agreement and each other Investor Security Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

AEGIS COMMUNICATIONS GROUP, INC. a Delaware corporation, as an Obligor and the Parent
By:	/s/ HERMAN M. SCHWARZ
Name: Herman M. Schwarz Title: President and Chief Executive Officer
ADVANCED TELEMARKETING CORPORATION a Nevada corporation, as an Obligor
By:	/s/ HERMAN M. SCHWARZ
Name: Herman M. Schwarz Title: President and Chief Executive Officer
IQI, INC. a New York corporation, as an Obligor
By:	/s/ HERMAN M. SCHWARZ
Name: Herman M. Schwarz Title: President and Chief Executive Officer
LEXI INTERNATIONAL, INC. a California corporation, as an Obligor
By:	/s/ HERMAN M. SCHWARZ
Name: Herman M. Schwarz Title: President and Chief Executive Officer
INTERSERV SERVICE CORPORATION a Delaware corporation, as an Obligor
By:	/s/ GENE SPEYER
Name: Gene Speyer Title: President
AEGIS COMMUNICATIONS GROUP, INC. a Delaware corporation, as Administrative Obligor
By:	/s/ HERMAN M. SCHWARZ
Name: Herman M. Schwarz Title: President and Chief Executive Officer

1

DEUTSCHE BANK AG—LONDON, a German Aktiengesellschafft, acting through DB Advisors, LLC, an Investor
By:	/s/ ROGER EHRENBERG
Name: Roger Ehrenberg Title: President and Chief Executive Officer
By:	/s/ PAUL BIGLER
Name: Paul Bigler Title: Chief Operating Officer
ESSAR GLOBAL LIMITED, a Mauritius company, an Investor
By:	/s/ MADHU S. VUPPULURI
Name: Madhu S. Vuppuluri Title: Executive Director
WILMINGTON TRUST COMPANY, as Agent for the Investors
By:	/s/ JAMES J. MCGINLEY
Name: James J. McGinley Title: Authorized Signatory

2

Schedule 1

Agent's Account

Wilmington Trust Company
Wilmington, DE
ABA No. 031100092
Acct No. 65022-0
Acct Name: Aegis Communications Group, Inc. Collateral Trust
Attn: Mike Oller

Exhibit A

Intercreditor Agreement

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GENERAL SECURITY AGREEMENT
Schedule 1
Exhibit A Intercreditor Agreement